UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13

or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2006

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16159

Delaware	52-2211537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

901 N. Glebe Road

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(703) 258-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Director or Principal Officer; Election of Director; Appointment of Principal Officer

(b)  On August 16, 2006, John B. Shoven, a Class III director of the Company with a term of office expiring in 2006, notified the Company that he does not want to be re-nominated for re-election at the Company’s Annual Meeting, scheduled to be held on November 17, 2006, due to conflicting professional commitments.  Mr. Shoven will continue to serve as a member of the Board and as a member of the Compensation and the Nominating and Governance Committees until the date of the Annual Meeting.  Mr. Shoven has served as a director of the Company for four years and we are grateful for his dedicated service to Watson Wyatt, its employees and stockholders. There were no disagreements between Mr. Shoven and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: August 22, 2006	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer